CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 30, 2001, relating to the financial statements and financial highlights which appears in the June 30, 2001 Annual Report to Shareholders of Cullen Value Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Shareholder Reports" and "Independent Accountants" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
October 29, 2001